                                                                   EXHIBIT 10.23



                                ACME PACKET, INC.

                            2006 DIRECTOR OPTION PLAN

1.   PURPOSE

     This Plan is intended to promote the recruiting and retention of highly qualified Eligible Directors, to strengthen the commonality of interest between directors and stockholders by encouraging ownership of Common Stock of the Company by Eligible Directors, and to provide additional incentives for Eligible Directors to promote the success of the Company's business. The Plan is NOT intended to be an incentive stock option plan within the meaning of Section 422 of the Code. None of the Options granted hereunder will be "incentive stock options" within the meaning of Section 422 of the Code.

2.   DEFINITIONS

     As used in the Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

     2.1. "ACCELERATE", "ACCELERATED", and "ACCELERATION", when used with respect to an Option, means that as of the time of reference such Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms.

     2.2. "ACQUIRING PERSON" means, with respect to any Transaction or any acquisition described in clause (ii) of the definition of Change of Control, the surviving or acquiring person or entity in connection with such Transaction or acquisition, as the case may be, provided that if such surviving or acquiring person or entity is controlled, directly or indirectly, by any other person or entity (an "Ultimate Parent Entity") that is not itself controlled by any entity or person that is not a natural person, the term "Acquiring Person" shall mean such Ultimate Parent Entity.

     2.3. "AFFILIATE" means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with the first person or entity.

     2.4. "APPLICABLE VOTING CONTROL PERCENTAGE" means twenty percent (20%).

     2.5. "BENEFICIAL OWNERSHIP" has the meaning ascribed to such term in Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

     2.6. "BOARD" means the Company's board of directors.

     2.7. "CHANGE OF CONTROL" means (i) the closing of any Sale of the Company Transaction or (ii) the direct or indirect acquisition, in a single transaction or a series of related transactions, by any person or Group (other than the Company or a Controlled

Affiliate of the Company) of Beneficial Ownership of previously outstanding shares of capital stock of the Company if (A) immediately after such acquisition, such person or Group, together with their respective Affiliates, shall own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding capital stock of the Company and (B) immediately prior to such acquisition, such person or Group, together with their respective Affiliates, did not own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding capital stock of the Company. Notwithstanding anything expressed or implied in the foregoing provisions of this definition to the contrary, any direct or indirect acquisition referred to in clause (ii) above in this definition shall not be treated as a Change of Control if, at any time prior to or after such direct or indirect acquisition, a majority of the members of the Board of Directors of the Company as constituted immediately prior to such direct or indirect acquisition consent in writing to exclude such direct or indirect acquisition from the scope of this definition..

     2.8. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

     2.9. "CONTROLLED AFFILIATE" means, with respect to any person or entity, any other person or entity that is controlled by such person or entity.

     2.10. "COMMITTEE" means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, the term "COMMITTEE" shall mean the Board and all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board.

     2.11. "COMMON STOCK" means common stock, par value $0.001 per share, of the Company.

     2.12. "COMPANY" means Acme Packet, Inc., a corporation organized under the laws of the State of Delaware.

     2.13. "ELIGIBLE DIRECTOR" means a director of one or more of the Company and its Subsidiaries who is not also an employee or officer of one or more of the Company and its Subsidiaries.

     2.14. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.15. "GRANT DATE" means the date as of which an Option is granted, as determined under Section 7.1 or Section 7.2, as applicable.

     2.16. "GROUP" has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act or any successor section thereto.

     2.17. "HOLDER" means, with respect to any Option, (a) the Optionee to whom such Option shall have been initially granted under the Plan, or (b) any transferee of such Option to whom such Option shall have been transferred in accordance with the provisions set forth herein.

     2.18 "MARKET VALUE" means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the Nasdaq Global Market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

     2.19 "OPTION" means an option granted under the Plan to purchase shares of Common Stock.

     2.20 "OPTION AGREEMENT" means an agreement between the Company and the Holder of an Option, setting forth the terms and conditions of the Option.

     2.21 "OPTIONEE" means an Eligible Director to whom an Option shall have been granted under the Plan.

     2.22 "PLAN" means this 2006 Director Option Plan of the Company, as amended and in effect from time to time.

     2.23 "SALE OF THE COMPANY TRANSACTION" means any Transaction in which the stockholders of the Company immediately prior to such Transaction, together with any and all of such stockholders' Affiliates, do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the Acquiring Person in connection with such Transaction possessing at least a majority of the total voting power of the outstanding capital stock of such Acquiring Person.

     2.24 "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2.25 "TRANSACTION" means any merger or consolidation of the Company with or into another person or entity or the sale or transfer of all or substantially all of the assets of the Company, in each case in a single transaction or in a series of related transactions.

3.   TERM OF THE PLAN

     Unless the Plan shall have been earlier terminated by the Board, Options may be granted under this Plan at any time in the period commencing upon the effectiveness of the Plan in accordance with the provisions of Section 17 hereof and ending immediately prior to the tenth anniversary of the adoption of the Plan by the Board. Options granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

4.   STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Section 8 of the Plan, at no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Options granted under the Plan exceed the sum of (a) 300,000 shares of Common Stock plus (b) an annual increase to be added, automatically and without further action, on January 1 of each calendar year equal to 75,000 shares of Common Stock; PROVIDED, HOWEVER, that the Board may, at any time and on any one or more occasions, take action to waive the annual increase set forth in clause (b), in whole or in part. For purposes of applying the foregoing limitation, (a) if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, the shares not purchased by the Optionee (or the Holder of such Option) shall again be available for Options thereafter to be granted under the Plan, and (b) if any Option is exercised by delivering previously owned shares in payment of the exercise price therefor, only the net number of shares, that is, the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Option granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.   ADMINISTRATION

     The Plan shall be administered by the Committee; PROVIDED, HOWEVER, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee's exercise of its authorities hereunder. Subject to the provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Option made pursuant hereto.

6.   AUTHORIZATION AND ELIGIBILITY

     Only Eligible Directors shall be granted Options under the Plan. Each grant of an Option shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions set forth in the Section 7 below), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective holder of an Option shall have any rights with respect to such Option, unless and until such holder has executed an agreement evidencing the Option, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Option.

7.   SPECIFIC TERMS OF OPTIONS

     7.1. DIRECTORS ELECTED FOR FIRST TIME. Each Eligible Director who is elected or appointed to the Board during the term of the Plan at any time after the effectiveness the Plan as set forth in Section 17 hereof (whether elected at an annual or special stockholders' meeting or appointed by action of the Board), and who was not immediately prior to such election or appointment already a member of the Board, shall be granted, on the date of such meeting or other appointment or election, an Option to purchase (X) 12,500 shares of Common Stock (subject to adjustment as set forth in Section 8) or (Y) such other greater or smaller number of shares of Common Stock as the Board shall have set by resolution of the Board at or prior to the date of the appointment or election of such Eligible Director (unless such resolution of the Board shall provide that such Eligible Director shall not receive an Option under this Section 7.1, in which case such Eligible Director shall not be granted any Option under this
Section 7.1); PROVIDED, HOWEVER, that if such Eligible Director is not elected to the Board at an annual stockholders' meeting, then the number of shares of Common Stock subject to the Option granted or to be granted to such Eligible Director pursuant to this Section 7.1 shall be equal to (A) the product of (i) the number of shares of Common Stock to which such Option would be subject under this Section 7.1 if such Eligible Director had been elected to the Board at the last annual meeting of stockholders, if any, that occurred during the term of the Plan and (ii) a fraction, the numerator of which shall be equal to twelve
(12) minus the number of thirty (30) day periods elapsed since the last annual meeting of stockholders, if any, that occurred during the term of the Plan (provided that in no event shall such numerator be less than zero), and the denominator of which is twelve (12), or (B) such other greater or smaller number of shares of Common Stock as the Board shall have set by resolution of the Board at or prior to the date of the appointment or election of such Eligible Director (unless such resolution shall provide that such Eligible Director shall not receive an Option under this Section 7.1, in which case such Eligible Director shall not be granted any Option under this Section 7.1). Subject to the provisions of this Section 7.1 or Section 9 hereof, grants of Options under this
Section 7.1 occur automatically without any action being required of the Optionee, the Committee, the Board, the Company or any other person, entity or body.

     7.2. ANNUAL GRANTS. Subject to the Plan's effectiveness as set forth in
Section 17 and to the provisions set forth below in this Section 7.2, on the date of each annual meeting of stockholders of the Company, commencing with the 2007 annual meeting of stockholders, each Eligible Director who continues to be a director of the Company as of the close of business on the date of such annual meeting of stockholders shall be granted an Option as of the close of business on such date, to purchase 12,500 shares of Common Stock (subject to adjustment as set forth in Section 8) or such other greater or smaller number of shares of Common Stock as the Board shall have set by resolution of the Board prior to the date of such annual meeting of stockholders (unless such resolution shall provide that such Eligible Director shall not receive an Option under this
Section 7.2 at such annual meeting of stockholders, in which case such Eligible Director shall not be granted any Option under this Section 7.2 as of the close of business on the date of such annual meeting). Notwithstanding the foregoing provisions of this Section 7.2, no

Eligible Director shall be granted any Option pursuant to this Section 7.2 as of the close of business on the date of any annual meeting of stockholders if on such date such Eligible Director is granted an Option pursuant to Section 7.1 hereof. Subject to the provisions of this Section 7.2 or Section 9 hereof, grants of Options under this Section 7.2 shall occur automatically without any action being required of the Optionee, the Committee, the Board, the Company or any other person, entity or body.

     7.3. CERTAIN TERMS OF OPTION; EXERCISE PRICE. Each Option granted to an Optionee under this Section 7 shall have an exercise price equal to 100% of the Market Value of the Stock on the applicable Grant Date. No Option granted pursuant to the Plan is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The grants shall be evidenced by Option Agreements containing provisions that are in all respects consistent with this
Section 7. All of such Option Agreements shall contain identical terms and conditions, except as otherwise required or permitted by this Section 7.

     7.4. OPTION PERIOD. The option period for each Option granted pursuant to the Plan shall be ten (10) years from the Grant Date of such Option.

     7.5. EXERCISABILITY. Subject to Section 7.6 below, each Option granted to an Eligible Director pursuant to Section 7.1 or Section 7.2 above shall become exercisable in a series of four equal quarterly installments, with the first of such quarterly installments becoming exercisable on the first day of the first calendar quarter after the applicable Grant Date of such Option and an additional quarterly installment becoming exercisable on the first day of each calendar quarter thereafter until such Option shall have become exercisable for all of the shares of Common Stock subject to such Option. Notwithstanding the foregoing provisions of this Section 7.5, and except to the extent otherwise provided in Section 7.6 below, each Option that is outstanding as of the close of business on the business day immediately preceding the date of any annual meeting of stockholders of the Company shall, to the extent such Option has not at or prior to such time become exercisable in full, automatically become exercisable for all of those shares of Common Stock subject to such Option in respect of which such Option is not then exercisable. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.

     7.6. EFFECT OF TERMINATION OF BOARD MEMBER RELATIONSHIP. Unless the Committee at any time shall provide otherwise with respect to any Option, if an Optionee ceases to be a director of the Company and its Affiliates for any reason or no reason (whether voluntarily or involuntarily, including as a result of death), any outstanding Option initially granted to such Optionee, whether then held by such Optionee or any other Holder, shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event.

     7.7. TRANSFERABILITY. Except as otherwise provided in this Section 7.7, Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of Section 7.6 hereof). Except as otherwise provided in this Section 7.7, all of a Holder's rights in any Option may be exercised only during the life of such Holder and only by such Holder or such Holder's legal representative. However, the applicable Option Agreement or the Committee (at or after the grant of an Option) may provide that an Option may be transferred by the applicable Holder to a family member; PROVIDED, HOWEVER, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Option Agreement. For this purpose, "family member" means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Holder's household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Holder have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Holder control the management of assets, and any other entity in which these persons and/or the applicable Holder own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Options to third parties pursuant to this Section 7.7, which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time. The restrictions on transferability set forth in this Section 7.7, shall in no way preclude any Holder from effecting "cashless" exercises of an Option pursuant to the terms of the Plan.

     7.8. METHOD OF EXERCISE. An Option may be exercised by the Holder of such Option by giving written notice, in the manner provided in Section 15, specifying the number of shares of Common Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Common Stock to be purchased or, subject in each instance to the Committee's approval, acting in its sole discretion and subject to such conditions, if any, as the Committee may deem necessary to comply with applicable laws, rules and regulations and to avoid adverse accounting effects to the Company, by delivery to the Company of shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased. No Holder shall be permitted to effect payment of any amount of the exercise price of the shares of Common Stock to be purchased by executing and delivering to the Company a promissory note. If the Common Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to any Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Holder or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Notwithstanding any of the foregoing provisions in this subsection 7.8 to the contrary, (A) no Option shall be considered to have been exercised unless and until all of the provisions governing such exercise specified in the Plan and in the relevant Option Agreement shall have been duly complied with; and (B) the obligation of the Company to issue any shares upon exercise of an Option is subject to the provisions of Section 9.1 hereof and to compliance by the Holder with all of the provisions of the Plan and the relevant Option Agreement.

     7.9. RIGHTS PENDING EXERCISE. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.

     7.10. GRANTS TO OPTIONEE'S OUTSIDE THE UNITED STATES. The Committee may modify the terms of any Option under the Plan granted to an Optionee who is, at the time of grant or during the term of the Option, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Option shall conform to laws, regulations, and customs of the country in which such Optionee is then resident or primarily employed, or so that the value and other benefits of the Option to such Optionee, as affected by foreign tax laws and other restrictions applicable as a result of such Optionee's residence or employment abroad, shall be comparable to the value of such Option to an Optionee who is resident or primarily employed in the United States. An Option may be modified under this
Section 7.10 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Option. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of
Section 4.

8.   ADJUSTMENT PROVISIONS

     8.1. ADJUSTMENT FOR CORPORATE ACTIONS. All of the share numbers set forth in the Plan reflect the capital structure of the Company immediately after the closing of the initial public offering of the Company's Common Stock. Subject to the provisions of Section 8.2, if subsequent to such date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in
(i) the maximum
numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Options, and (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

     8.2. CHANGE OF CONTROL. Subject to the applicable provisions of the Option Agreement, in the event of a Change of Control, the Committee shall have the discretion, exercisable in advance of, at the time of, or (except to the extent otherwise provided below) at any time after, the Change of Control, to provide for any or all of the following (subject to and upon such terms as the Committee may deem appropriate): (A) the assumption of outstanding Options, or the substitution of outstanding Options with equivalent options, by the acquiring or succeeding corporation or entity (or an affiliate thereof); or (B) the termination of all Options (other than Options that are assumed or substituted pursuant to clause (A) above) that remain outstanding at the time of the consummation of the Change of Control, PROVIDED THAT, the Committee shall have made the determination to effect such termination prior to the consummation of the Change of Control and the Committee shall have given, or caused to be given, to all Optionees written notice of such potential termination at least five business days prior to the consummation of the Change of Control, and PROVIDED, FURTHER, THAT, if the Committee shall have determined in its sole and absolute discretion that the Corporation make payment or provide consideration to the holders of such terminated Options on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee's sole and absolute discretion, payment to the applicable Optionee or Optionees of an amount of cash equal to the difference between the Market Value of the shares of Common Stock for which the Option is then exercisable and the aggregate exercise price for such shares under the Option), then the Corporation shall be required to make such payment or provide such consideration in accordance with the terms and conditions so determined by the Committee; otherwise the Corporation shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Options pursuant to the foregoing provisions of this clause (B). Upon the occurrence of a Change of Control, any and all Options not already exercisable in full shall Accelerate with respect to all of the shares of Common Stock for which such Options are not then exercisable. In the case of any Option that would be terminated pursuant to clause (B) above of this Section 8.2 upon consummation of a Change of Control, such Option, to the extent not already exercisable in full on the date the Holder thereof is given written notice of such potential termination as required by the foregoing provisions of this Section 8.2, shall, on the date such written notice of termination is given or required to be given, Accelerate with respect to all of the shares of Common Stock for which such Option is not then exercisable; PROVIDED, HOWEVER, that if such Change of Control is not and will not be consummated then the Acceleration of such Option pursuant to the provisions of this sentence, but only if and to the extent that such Option remains outstanding at the time written notice is given to the Holder thereof that such Change of Control has not and will not be consummated, shall be automatically revoked and such Option shall thereafter continue to be exercisable in accordance with its terms as if the Acceleration thereof pursuant to this sentence had never occurred. The provisions of this Section 8.2 shall not be construed as to limit or restrict in any way the Committee's general authority under Sections 7.5 hereof to Accelerate Options in whole or in part at any time. Each outstanding Option that is assumed in connection with a Change of Control, or is otherwise to continue in effect subsequent to a Change of Control, will be appropriately adjusted, immediately after the Change of Control, as to the number and class of securities and the price at which it may be exercised in accordance with Section 8.1.

     8.3. DISSOLUTION OR LIQUIDATION. Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but the Optionee (if at the time he or she is a board member of the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

     8.4. RELATED MATTERS. Any adjustment in Options made pursuant to this
Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including exercise prices, rates of vesting or exercisability which the Committee may deem necessary or appropriate so as to ensure that the rights of the Holders in their respective Options are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this
Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this
Section 8 shall result in an exercise price which is less than the par value of the Common Stock.

9.   SETTLEMENT OF OPTIONS

     9.1. VIOLATION OF LAW. Notwithstanding any other provision of the Plan or the relevant Option Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and
(ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

          (a) the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

          (b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

     9.2. CORPORATE RESTRICTIONS ON RIGHTS IN STOCK. Any Common Stock to be issued pursuant to Options granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company, each as amended and in effect from time to time. Whenever Common Stock is to be issued pursuant to an Option, if the Committee so directs at the time of grant (or, if such Option is an Option, at any time prior to the exercise thereof), the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Option Agreement to the contrary, to issue such shares until such time, if ever, as the recipient of the Option (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by any agreement that the Committee shall require in its sole discretion. In addition, any Common Stock to be issued pursuant to Options granted under the Plan shall be subject to all stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     9.3. INVESTMENT REPRESENTATIONS. The Company shall be under no obligation to issue any shares covered by an Option unless the shares to be issued pursuant to Options granted under the Plan have been effectively registered under the Securities Act or the Holder shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Holder is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

     9.4. REGISTRATION. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Options granted under the Plan, or to qualify any such shares of Common Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Option, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     9.5. LOCK-UP. Without the prior written consent of the Company or the managing underwriter in any public offering of shares of Common Stock, no Holder shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the one hundred-eighty (180) day period commencing on the effective date of the registration statement relating to any underwritten public offering of securities of the Company. The foregoing restrictions are intended and shall be construed so as to preclude any Holder from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to or result in, a sale or disposition of any shares of Common Stock during such period even if such shares of Common Stock are or would be disposed of by someone other than such Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from any shares of Common Stock. Without limiting the generality and applicability of the foregoing provisions of this Section 9.5, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company's directors and officers enter into a lock-up agreement, then (a) each Holder (regardless of whether or not such Holder has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company's directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Holders shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company's directors and officers.

     9.6. PLACEMENT OF LEGENDS; STOP ORDERS; ETC. Each share of Common Stock to be issued pursuant to Options granted under the Plan may bear a reference to the investment representations made in accordance with Section 9.3 in addition to any other applicable restrictions under the Plan, the terms of the Option and, if applicable, under any agreement between the Company and the Optionee and/or Holder, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     9.7. TAX WITHHOLDING. Whenever shares of Common Stock are issued or to be issued pursuant to Options granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Option. However, in such cases Holders may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Holders may only elect to have shares of Common Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Holder, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.  RESERVATION OF STOCK

     The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.  NO SPECIAL SERVICE RIGHTS

     Nothing contained in the Plan or in any Option Agreement shall confer upon any recipient of an Option any right with respect to any consulting or Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate Board member or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's Board member relationship or other association with the Company and its Affiliates.

12.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.  TERMINATION AND AMENDMENT OF THE PLAN

     The Board may at any time terminate the Plan or make such amendments or modifications of the Plan as it shall deem advisable. In the event of the termination of the

Plan, the terms of the Plan shall survive any such termination with respect to any Option that is outstanding on the date of such termination, unless the holder of such Option agrees in writing to terminate such Option or to terminate all or any of the provisions of the Plan that apply to such Option. Unless the Board otherwise expressly provides, any amendment or modification of the Plan shall affect the terms of any Option outstanding on the date of such amendment or modification as well as the terms of any Option made prior to, or from and after, the date of such amendment or modification; PROVIDED, HOWEVER, that, except to the extent otherwise provided in the last sentence of this paragraph,
(i) no amendment or modification of the Plan shall apply to any Option that is outstanding on the date of such amendment or modification if such amendment or modification would reduce the number of shares subject to such Option, increase the purchase price applicable to shares subject to such Option or materially adversely affect the provisions applicable to such Option that relate to the vesting or exercisability of such Option or of the shares subject to such Option, and (iii) no amendment or modification of the Plan shall apply to any Option that is outstanding on the date of such amendment or modification unless such amendment or modification of the Plan shall also apply to all other Options outstanding on the date of such amendment or modification. In the event of any amendment or modification of the Plan that is described in clause (i) or (ii) of the foregoing proviso, such amendment or modification of the Plan shall apply to any Option outstanding on the date of such amendment or modification only if the recipient of such Option consents in writing thereto.

     The Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Option without amending or modifying the terms of the Plan itself, PROVIDED THAT as amended or modified such Option is consistent with the terms of the Plan as in effect at the time of the amendment or modification of such Option, but no such amendment or modification of such Option shall, without the written consent of the recipient of such Option, reduce the number of shares subject to such Option, increase the purchase price applicable to shares subject to such Option, adversely affect the provisions applicable to such Option that relate to the vesting or exercisability of such Option or of the shares subject to such Option, or otherwise materially adversely affect the terms of such Option (except for amendments or modifications to the terms of such Option or of the stock subject to such Option that are expressly permitted by the terms of the Plan or that result from any amendment or modification of the Plan in accordance with the provisions of the first paragraph of this
Section 13). The Committee is expressly authorized to amend any or all outstanding Options to effect a repricing thereof by lowering the purchase price applicable to the shares of Common Stock subject to such Option or Options without the approval of the stockholders of the Company or the Holder or Holders of such Option or Options, and, notwithstanding any of the foregoing provisions of this paragraph to the contrary, in connection with such repricing to amend or modify any of the other terms of the Option or Options so repriced, including, without limitation, for purposes of reducing the number of shares subject to such Option or Options or for purposes of adversely affecting the provisions applicable to such Option or Options that relate to the vesting or exercisability thereof, in each case without the approval of stockholders of the Company or the Holder or Holders of such Option or Options.

     In addition, notwithstanding anything express or implied in any of the foregoing provisions of this Section 13 to the contrary, the Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Option to the extent the Committee reasonably determines necessary or appropriate to conform such Option to the requirements of Section 409A of the Code (concerning non-qualified deferred compensation), if applicable.

14.  INTERPRETATION OF THE PLAN

     In the event of any conflict between the provisions of this Plan and the provisions of any applicable Option Agreement, the provisions of this Plan shall control, except if and to the extent that the conflicting provision in such Option Agreement was authorized and approved by the Committee at the time of the grant of the Option evidenced by such Option Agreement or is ratified by the Committee at any time subsequent to the grant of such Option, in which case the conflicting provision in such Option Agreement shall control. Without limiting the generality of the foregoing provisions of this Section 14, insofar as possible the provisions of the Plan and such Option Agreement shall be construed so as to give full force and effect to all such provisions. In the event of any conflict between the provisions of this Plan and the provisions of any other agreement between the Company and the Holder, the provisions of such agreement shall control, but insofar as possible the provisions of the Plan and any such agreement shall be construed so as to give full force and effect to all such provisions.

15.  NOTICES AND OTHER COMMUNICATIONS

     Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Option, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

16.  GOVERNING LAW

     The Plan and all Option Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

17.  EFFECTIVENESS OF PLAN

     This 2006 Director Option Plan was approved on September 19, 2006 by the Board and September 19, 2006 by the stockholders of the Company, and shall take effect only upon the consummation of the Company's initial public offering of its Common Stock.